UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2026

JATT II ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43237	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

153 Central Avenue
C/O 56
Westfield, NJ 07091

(Address of principal executive offices, including zip code)

201-688-0364

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
ordinary shares, par value $0.0001 per share	JATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

As previously disclosed in a Current Report on Form 8-K dated April 21, 2026, JATT II Acquisition Corp (the “Company”) consummated its initial public offering (the “IPO”) of 6,000,000 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) on April 20, 2026. The Ordinary Shares were sold at a price of $10.00 per share, generating gross proceeds to the Company of $60,000,000. The underwriters for the IPO have a 45 day over-allotment option to purchase up to an additional 900,000 Ordinary Shares at a price of $10.00 per share.

Also as previously reported, simultaneously with the closing of the IPO, the Company completed a private placement sale (the “Private Placement Shares”) of an aggregate of 300,000 Ordinary Shares to JATT Ventures II L.P., at a purchase price of $10.00 per Private Placement Share, generating gross proceeds to the Company of $3,000,000 (the “Private Placement”).

As of April 20, 2026, a total of $60,000,000 of the net proceeds from the IPO and the Private Placement, which amounts includes $1,800,000 of underwriters’ deferred fee, was deposited in a trust account established for the benefit of the Company’s public shareholders.

An audited balance sheet as of April 20, 2026 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement is included with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Balance Sheet dated April 20, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JATT II Acquisition Corp

Date: April 24, 2026	By:	/s/ Someit Sidhu
	Name:	Someit Sidhu
	Title:	Chief Executive Officer

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